C-COR.NET ANNOUNCES CONFERENCE CALL ON MERGER AGREEMENT
                         WITH MOBILEFORCE TECHNOLOGIES


State College, PA (March 29, 2001) - C-COR.net (Nasdaq: CCBL) will hold a conference call at 9:45 AM (ET) on Friday, March 30, 2001, regarding the Company's announcement of its merger agreement with MobileForce Technologies, Inc. To participate in the call, dial 800-834-5691. International callers should use 212-676-5258. The live audio of the conference call will also be available via the Internet at C-COR.net's Web site (http://www.c-cor.net). To listen to the live audio, click the appropriate link under the StreetFusion Webcast icon on C-COR.net's Home Page.

If you are unable to participate on the call, a telephone replay will run between 11:45 AM (ET) on Friday, March 30, 2001, through 11:45 AM (ET) on Saturday, March 31, 2001. To access this replay, dial 800-633-8284. Alternatively, international callers should use 858-812-6440 for the replay. The reservation number for the telephone replay is 18406486.

The Webcast replay of the call will also be available via the Internet at C-COR.net's Web site (http://www.c-cor.net) for 90 days following the conference call. To access the Webcast replay, click the appropriate link under the StreetFusion Webcast icon on C-COR.net's Home Page. Any questions regarding the conference call should be directed to Mindi Young at 814-235-3437.